Exhibit 10.1

PROMISSORY NOTE AND SECURITY ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS PROMISSORY NOTE AND SECURITY ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of July 26, 2024, by and between Rocky Mountain Chocolate Factory Inc., a Delaware corporation with an address of 265 Turner Drive, Durango, CO 81303 (“Lender”) and ISAAC LEE COLLINS, LLC, a Kansas limited liability corporation, with an address at [***] (“Purchaser”).

WITNESSETH:

WHEREAS, Lender, as the sole shareholder of U-Swirl International, Inc. (“USI”), is the successor to USI pursuant to NV Rev. Stat. § 78.590;

WHEREAS, Lender is the holder of a certain promissory note with U Swirl, LLC, a Delaware limited liability company (“Maker”), identified below (the “Promissory Note”):

Promissory Note in the original principal amount of $1,000,000 dated May 1, 2023 by U Swirl, LLC, a Delaware limited liability company as Maker to U-Swirl International, Inc. as Payee.

WHEREAS, Lender is secured pursuant to a Security Agreement, identified as follows (the “Security Agreement”):

Security Agreement dated May 1, 2023 by and among Bob Partners X, LLC, a Delaware limited liability company, U Swirl, LLC, a Delaware limited liability company, U Swirl Franchising LLC, a Delaware limited liability company, U Swirl Gift Card LLC, an Arizona limited liability company, and Lender.

WHEREAS, Lender is further secured pursuant to that certain Pledge Agreement identified as follows (the “Pledge Agreement”):

Pledge Agreement dated May 1, 2023 by and among Lender, Bob Partners X, LLC, Kishan Patel, Nimesh Dahya, Nealesh Dahya, Sanjay Patel, Ravi Patel, Mina Yu, and U Swirl, LLC.

WHEREAS, on the terms and subject to conditions set forth in this Agreement, Lender desires to assign to Purchaser and Purchaser desires to assume from Lender, all of Lender’s right, title, interest, duties and obligations in the Promissory Note, the Security Agreement, and the Pledge Agreement (collectively, the “Loan Documents”). Lender and Purchaser hereby enter into this Agreement setting forth the terms and conditions of the assignment of the Loan Documents.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lender and Purchaser agree as follows:

ARTICLE I

ASSIGNMENT TERMS

1.1	Conveyance of Loan Documents

1.1.1         Lender, as of the Closing Date, shall irrevocably transfer, convey, grant and assign to Purchaser, without recourse, all right, title and interest of Lender in and to the Loan Documents for the total amount, including interest, principal and all fees and expenses of Six Hundred Sixty-Six Thousand Six Hundred Sixty Six Dollars and 66/100 Dollars ($666,666.66) (the “Purchase Price”).

1.1.2         Purchaser, as of the Closing Date, shall assume from Lender, all of the right, title, interest and obligations of Lender arising from and after the Closing Date, in and to the Loan Documents.

1.2         Closing         The closing of the sale and assignment of the Loan Documents (the “Closing”) shall take place on the date hereof and shall be effective as of 11:59 p.m. EST. The date upon which the Closing occurs is referred to herein as the “Closing Date.”

1.3         Deliveries by Lender and Purchaser at Closing. At or before the Closing, each party shall deliver the following documents:

1.3.1          The Promissory Note;

1.3.2         An original allonge to the Promissory Note (the “Allonge”), duly endorsed by Lender and agreed to and accepted by Purchaser, as attached hereto as Exhibit A;

1.3.3         An Assignment of Loan Documents in the form of Exhibit B attached hereto, duly executed by Lender and Purchaser (together with the Allonge and this Agreement, the “Conveyance Documents”);

1.3.4         UCC-3 Financing Statements assigning to Purchaser all Lender’s right, title, and interest in all UCC-1 Financing Statements filed with respect to the Loan Documents;

1.3.5         The Security Agreement; and

1.36         The Pledge Agreement.

1.4         Delivery of Purchase Price at Closing. At or before the Closing, Purchaser shall deliver or cause to be delivered to Lender an amount equal to the Purchase Price. Purchaser shall pay the Purchase Price pursuant to a cashier’s check made payable to Lender, or by wire transfer of funds to Lender.

1.5         Transfer of Files and Further Cooperation. Within two business days after the Closing, Lender shall deliver to Purchaser the originals or true, accurate and complete copies of the Loan Documents and other ancillary documents and customary closing deliverables related to the transaction underlying the Loan Documents (such deliverables, the “Initial Transaction Documents”). The delivery and content of the Initial Transaction Documents remains subject in all respects to the attorney-client privilege. Lender agrees to remain reasonably available following Closing to answer questions regarding the Promissory Note or Security Agreement. Lender shall remit to Purchaser any payments of interest or principal under the Loan Documents received by Lender after the Closing Date.

ARTICLE II

ASSIGNMENT AND ASSUMPTION

2.1         Transfer of Rights. As of the Closing, Lender hereby transfers, conveys and assigns to Purchaser, without recourse, all right, title and interest of Lender in and to the Promissory Note and Security Agreement, pursuant to the documents attached as Exhibit A and the Pledge Agreement, pursuant to the documents attached as Exhibit B.

2.2         Acceptance; Assumption of Obligations. As of the Closing, Purchaser hereby accepts such transfer, conveyance and assignment and assumes all of Lender’s obligation and duties under the Loan Documents and agrees to perform, observe and be bound by all of the provisions of the Loan Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF LENDER

3.1         Lender represents and warrants to Purchaser as follows:

3.1.1         Lender is duly organized and validly existing under the laws of its jurisdiction or organization of incorporation and is in good standing under such laws.

3.1.2         Lender is the sole legal and beneficial owner of, and has title to, the Loan Documents free and clear of all liens, security interests, and encumbrances in favor of any third party. Lender has not sold, assigned, conveyed, mortgaged, pledged, hypothecated or otherwise transferred all or any portion of its right, title and interest in, to or under the Loan Documents. Lender has not entered into any amendments to the Loan Documents and has not otherwise modified the Loan Documents or forgiven any debt set forth in the Promissory Note. There are not any additional security documents related to the Promissory Note, the Pledge Agreement or Security Agreement under which Maker has pledged any collateral to Lender.

3.1.3         Lender has the right, power, legal capacity, and authority to execute and deliver the Conveyance Documents and those otherwise contemplated hereby and to complete the transactions contemplated by this Agreement.

3.1.4         Lender is not a party to any action, proceeding or litigation that is pending or, to Lender’s knowledge, threatened with respect to the Loan Documents or otherwise with respect to Maker.

3.1.5          The loan under the Promissory Note has been fully disbursed and the Lender is not required to make any further disbursements or advances to the Maker.

3.1.6         As of July 19, 2024, the outstanding principal balance is Nine Hundred Sixteen Thousand Six Hundred Sixty-Six Dollars and 66/100 Dollars ($916,666.66), and the outstanding unpaid interest is Fifty Thousand Dollars ($50,000). Interest accrued from May 1, 2023 to May 1, 2024 at a rate equal to five percent (5%) per annum, compounding annually and accruing daily for such period. The maturity date of the Promissory Note is May 1, 2026 and has not been accelerated by Lender. The last payment made by the Maker was in the amount of $83,333.34 received by Seller on June 28, 2024. Lender has not been notified by Maker or any other obligated party of any claim of offset or defense to payment, and knows of no facts which would permit Maker or any other obligated party to assert any claim of offset or defense to payment.

3.1.7         Lender has taken no action that would render the Loan Documents materially invalid or unenforceable; the Loan Documents are legal, valid, and binding obligations of the maker thereof; and the security interests granted by the Loan Documents are legal, valid, and enforceable, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; and (ii) general principles of equity.

3.1.8         All assignments of the Loan Documents from USI to Lender were duly authorized and enforceable, including without limitation, all allonges executed in favor of Lender.

3.1.9         As of October 27, 2023, USI had no outstanding creditors.

3.2         Lender’s representations and warranties shall survive after the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OR PURCHASER

4.1         Purchaser represents and warrants to Lender as follows:

4.1.1         Purchaser is duly organized and validly existing under the laws of its jurisdiction or organization of incorporation and is in good standing under such laws.

4.1.2         Purchaser has the right, power, legal capacity, and authority to execute and deliver the Conveyance Documents to which it is a party and to consummate the transactions contemplated by this Agreement.

ARTICLE V

MISCELLANEOUS

5.1         Entire Agreement: Amendment. This Agreement (including any attachments hereto and any documents referred to herein) constitutes the entire agreement between Lender and Purchaser, and supersedes all prior agreements or understandings, oral or written, between the parties with respect to the subject matter hereof. No variations, modification or changes of this Agreement shall be binding on either party unless set forth in a document executed by each of the parties or a duly authorized agent, officer or representative thereof

5.2         Assignment. All covenants, agreements, warranties and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. Purchaser shall not assign any of its rights or obligations under this Agreement to any person or entity without the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed with respect to Purchaser's assignment to an entity which is majority owned and controlled by Purchaser and nothing in the foregoing shall limit Purchaser's right to assign or transfer its rights under the Promissory Note or Security Agreement following consummation of the transactions contemplated hereby.

5.3         Governing Law: Submission to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Delaware. Any legal action or proceeding with respect to this Agreement or any of the documents contemplated hereby may be brought in the state courts located in the State of Delaware and, by the execution and delivery of this Agreement, the Parties hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND THE PARTIES HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

5.4         Counterparts. This Agreement may be executed in any number of counterparts (including by scan), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.5         Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

5.6         Further Assurances. In connection with this Agreement, as well as all transactions contemplated by this Agreement, each party agrees to execute and deliver such additional documents and instruments and perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all the terms, provisions and conditions of this Agreement and all transactions contemplated by it. After the Closing, Lender shall forward to Purchaser, within three business days after receipt thereof, all notices or other information concerning the Promissory Note, Security Agreement and/or Maker.

5.7         Cooperation. From and after the Closing Date Lender shall cooperate with Purchaser, including providing information or executing additional documents as may be reasonably required by Purchaser.

5.8         Indemnification. From and after the Closing Date, Lender agrees to defend, protect, indemnify, exonerate and hold harmless Purchaser from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for Purchaser), which may be imposed on, incurred by, or asserted against Purchaser (whether direct, indirect, or consequential and whether based on any federal, state, or local laws or regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of (i) this Agreement, including without limitation, Lender’s breach of the representations and warranties contained in this Agreement; or (ii) the assignment of the Loan Documents from USI to Lender.

5.7         No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person or entity other than the parties or their respective successors and assigns, any rights, remedies or liabilities under or by reason of this Agreement.

5.8         Notices. All notices pursuant to this Agreement shall be provided by overnight delivery via air courier and sent to the parties at the addresses in the first paragraph of this Agreement.

5.9         Survival. The representations and warranties, covenants, and agreements of Lender and Purchaser hereunder will survive the Closing Date.

5.10       Post-Closing Consents. Lender agrees to use commercially reasonable efforts to assist Purchaser in securing the post-Closing third party consent related to the assignment of the Pledge Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

Purchaser:		Lender:

ISAAC LEE COLLINS, LLC		Rocky Mountain Chocolate Factory, Inc.

By:	/s/ Isaac Lee Collins	By:	/s/ Jeff Geygan
Name:	ISAAC LEE COLLINS		JEFF GEYGAN, Interim CEO
Title: